UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 14, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On April 14, 2014, Adaptive Medias, Inc. (“Company”) submitted a letter to shareholders to provide certain information about recent Company developments and plans for the fiscal year. A copy of the letter is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information set forth in this Current Report on Form 8-K and the attached Exhibit 99.1, includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K and the attached exhibit, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Company in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Letter to Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer